Opinion of Counsel

Exhibit 5.1

May 8, 2018

SUNCOKE ENERGY, INC.

1011 Warrenville Road

Suite 600

Lisle, Illinois 60532

Re:	Registration on SEC Form S-8, of SunCoke Energy, Inc. Common Stock for issuance under the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan

Ladies and Gentlemen:

I am the Vice President, Assistant General Counsel and Corporate Secretary of SunCoke Energy, Inc. (the “Registrant”), a Delaware corporation. This opinion is being delivered in connection with the registration statement on Form S-8 (the “Registration Statement”), being filed today with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in respect of an additional 1,500,000 shares of the Registrant’s common stock (the “Shares”), par value $0.01 per share (“Common Stock”), issuable pursuant to the amended and restated SunCoke Energy, Inc. Long-Term Performance Enhancement Plan (the “Plan”). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to them in the Registration Statement.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of:

(a)    the relevant minutes of the corporate proceedings of the Registrant and the resolutions adopted by the Registrant’s Board of Directors in connection with the authorization of the Plan, the issuance of Shares of Common Stock under the Plan and related matters;

(b)    the Registration Statement; and

(c)    the written document constituting the Plan.

I also have made such examination of law and examined originals, or copies certified or otherwise authenticated to my satisfaction, of all such other corporate records, instruments, certificates of public officials and/or bodies, certificates of officers and representatives of the Registrant, and such other documents, and discussed with officers and representatives of the Registrant such questions of fact, as I have deemed necessary or appropriate as to form a basis for rendering the opinion hereinafter expressed.

SunCoke Energy, Inc.

May 8, 2018

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, the authenticity of the originals of such copies, and the information contained in any such documents, either in original form or copy, is true, complete and correct.

In making my examination of documents executed by parties other than the Registrant, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinion expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers, trustees and other representatives of the Registrant, and others.

I am admitted to the practice of law in the State of Illinois and I do not express any opinion as to the laws of any jurisdiction other than Delaware corporate law, and the federal law of the United States of America to the extent specifically referred to herein, and I do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, I am of the opinion that:

1.    The Registrant is a corporation duly incorporated and validly existing under the laws of the State of Delaware and has all corporate and other power and authority necessary to own its properties and to carry on the business which it is presently conducting.

2.    A majority of the stockholders of the Registrant’s voting stock, present in person, or represented by proxy, at the Registrant’s Annual Meeting of Stockholders on May 3, 2018, approved the Plan and the issuance of Shares of the Registrant’s Common Stock pursuant to the Plan.

3.    The Shares of Common Stock have been duly authorized for issuance, and when:

(a)    the Registration Statement has become effective;

(b)    the Shares of Common Stock have been duly listed for trading on the New York Stock Exchange; and

(c)    the Shares of Common Stock have been issued in accordance with the Plan to the participants therein, and delivered in accordance with the Plan to the participants therein, and delivered and paid for as set forth in the Plan, then the Shares of Common Stock will be validly issued, fully paid and non-assessable.

I hereby consent to:

A.    being named as counsel for the Registrant in the Registration Statement and in any amendment thereto;

B.    the use of this opinion in connection with the registration of the Registrant’s Common Stock to be distributed under the Plan, and the making in said Registration Statement (and in any amendments thereto) of any statements now appearing in said Registration Statement under the caption “Interests of Named Experts and Counsel” or other similar heading, only insofar as such statements are applicable to me; and

C.    the filing of this opinion as an exhibit to the Registration Statement.

SunCoke Energy, Inc.

May 8, 2018

In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations thereunder.

I am providing this opinion letter solely in connection with the filing of the Registration Statement, and this opinion letter may not be relied upon in any other context. This opinion letter is being furnished solely for the benefit of, and reliance shall be limited to, the addressee hereof and the opinion expressed herein may not be furnished to or relied upon by any other person for any purpose, without my specific prior written consent.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. The foregoing opinion is rendered as of the date of this letter. I assume no obligation and make no undertaking to update or supplement this opinion letter if facts or circumstances come to my attention or if any change in law occurs after the date hereof which could affect this opinion letter.

Very truly yours,

/s/	John J. DiRocco, Jr.
John J. DiRocco, Jr.